Exhibit 10.16

Callaway Golf Company	Recipient:
Performance Unit Grant	Effective Grant Date:
Number of Units:
Plan: Amended and Restated 2004 Incentive Plan
CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company"), has elected to grant to you, Recipient named above, a performance share unit award subject to the restrictions and on the terms and conditions set forth below, in consideration for your services to the Company. Terms not otherwise defined in this Performance Unit Grant Agreement (“Agreement”) will have the meanings ascribed to them in the Plan identified above (the “Plan”).

1.
Governing Plan. Recipient hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan (the “Plan Prospectus”). This Performance Unit Grant is subject in all respects to the applicable provisions of the Plan, which are incorporated herein by this reference. In the case of any conflict between the provisions of the Plan and this Performance Unit Grant Agreement (the “Agreement”), the provisions of the Plan will control.

2.
Grant of Performance Unit. Effective as of the Effective Grant Date identified above, the Company has granted and issued to Recipient the Number of Performance Units with respect to the Company's Common Stock identified above (the “PSUs”), representing an unfunded, unsecured promise of the Company to deliver shares of Common Stock in the future, subject to the claims of the Company’s creditors and the terms, conditions and restrictions set forth in this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between Recipient and the Company or any other person.

3.	Restrictions on the PSU. The PSU is subject to the following restrictions:

(a)
No Transfer. The PSU and the shares of Common Stock it represents may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until shares are actually issued, and any additional requirements or restrictions contained in this Agreement have been satisfied, terminated or waived by the Company in writing.

(b)
Cancellation of Unvested Shares. In the event Recipient ceases to provide “Continuous Service” (as defined below) for any reason before the PSU vests pursuant to paragraph 4 and the restrictions set forth in paragraph 3 expire, this award shall be cancelled with respect to any then unvested PSUs and no additional shares of Common Stock shall vest; provided, however, that the Committee may, in its discretion, determine not to cancel and void all or part of such unvested award, in which case the Board may impose whatever conditions it considers appropriate with respect to such portion of the unvested award.

For purposes of this Agreement, “Continuous Service” means that Recipient’s service with the Company or its “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act (each an “Affiliate” and together “Affiliates”), whether as an employee, director or consultant, is not interrupted or terminated. The Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition of Affiliate. A change in the capacity in which Recipient renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which Recipient renders such service, provided that there is no interruption or termination of Recipient’s service with the Company or an

Affiliate, shall not terminate a Recipient’s Continuous Service. For example, a change in status from an employee of the Company to a consultant of a subsidiary or to a director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in the PSU only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to Recipient, or as otherwise required by law.

4.	Lapse of Restrictions. The restrictions imposed under paragraph 3 will lapse and expire, and the PSU will vest, in accordance with the following:

(a)
Vesting Schedule. Subject to earlier cancellation, and subject to the vesting provisions, if any, set forth in any agreement between Recipient and the Company or its Affiliate, as the same may be amended, modified, extended or renewed from time to time, the restrictions imposed under paragraph 3 will lapse and be removed with respect to the number of PSUs, and in accordance with the vesting schedule, set forth in Exhibit B (the “Vesting Schedule”).

The Committee, however, may, in its discretion, accelerate the Vesting Schedule (in which case, the Committee may impose whatever conditions it considers appropriate on the accelerated portion).
In addition, in the event of a Change in Control, the Committee shall provide that either: (i) the PSUs subject to this Agreement will continue, or be assumed or replaced with an equivalent award by the successor or acquiring corporation (if any), which continuation, assumption or replacement will be binding on Recipient; or (ii) if the PSUs are not continued, assumed or replaced, then the restrictions imposed under paragraph 3 shall lapse and be removed and the PSUs shall be deemed to have vested immediately prior to the Change in Control at the target performance level. In the event that the PSUs covered by this Agreement are continued, assumed or replaced pursuant to clause (i) of the preceding sentence in connection with a Change in Control, then (A) the PSUs shall continue under the same terms and conditions or shall continue under the same terms and conditions with respect to shares of a successor company that may be issued in exchange or settlement of such PSUs in connection with a Change in Control and (B) upon Recipient’s involuntary termination of Continuous Service with the Company and/or the successor or acquiring corporation (if any) without Substantial Cause, or upon Recipient’s resignation with Good Reason, in either case, within the one-year period immediately following such Change in Control, then the restrictions imposed under paragraph 3 shall lapse and be removed and the PSUs shall be deemed to have vested immediately upon such termination at the target performance level. For purposes hereof, “Substantial Cause”, “Good Reason” and “Change in Control” shall each have the meanings set forth in Exhibit A attached hereto.

(b)
Effect of Vesting. The Company will deliver to Recipient a number of shares of Common Stock equal to the number of vested shares of Common Stock subject to the PSU within ten (10) days following the vesting date or dates provided herein. Notwithstanding the foregoing, in the event that the Company (i) does not withhold shares otherwise issuable to Recipient to satisfy the Company’s tax withholding obligation and (ii) determines that Recipient’s sale of shares of Common Stock on the date the shares subject to the award

2.

are scheduled to be delivered (the “Original Distribution Date”), would violate its policy regarding insider trading of Common Stock, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the next date that Recipient could sell such shares pursuant to such policy; provided, however, that (A) if the Original Distribution Date occurs before a Change in Control then in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (1) December 31st of the same calendar year of the Original Distribution Date, or (2) the 15th day of the third calendar month following the Original Distribution Date, and (B) if the Original Distribution Date occurs on or after a Change in Control then in no event shall the delivery of the shares be delayed pursuant to this provision beyond the 15th day of the third calendar month following the Original Distribution Date.

(c)
Payment of Taxes. If applicable, upon vesting and/or issuance of Common Stock in accordance with the foregoing, Recipient must pay in the form of a check or cash or other cash equivalents to the Company such amount as the Company determines it is required to withhold under applicable laws as a result of such vesting and/or issuance. In this regard, the Company may withhold from the shares of Common Stock otherwise issuable to Recipient upon the vesting of the PSU that number of shares having an aggregate Fair Market Value (as defined in the Plan), determined as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation; provided, however, that in no event shall the aggregate Fair Market Value of the shares of Common Stock so withheld exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, further, that the number of shares withheld by the Company to satisfy the tax withholding with respect to the PSUs shall be rounded up to the nearest whole share to the extent rounding up to the nearest whole share does not result in the liability classification of the PSUs under generally accepted accounting principles in the United States of America. Alternatively, a Recipient who is subject to Section 16 of the Exchange Act at the time the tax withholding obligation arises may request to satisfy his or her tax withholding obligation directly through an immediate payment to the Company equal to the amount of the tax withholding obligation. If such a Recipient does not satisfy the tax withholding obligation pursuant to the preceding sentence, Recipient authorizes and directs the Company to withhold from the shares of Common Stock otherwise issuable to Recipient upon vesting of the SUs that number of shares having an aggregate Fair Market Value (as defined in the Plan), determined as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation. Recipient acknowledges that the ultimate liability for all tax-related items legally due by Recipient is and remains Recipient’s responsibility and that Company and/or its Affiliates (1)

5.
Voting and Other Rights. Notwithstanding anything to the contrary in the foregoing, until the issuance of shares of Common Stock pursuant to paragraph 4(b), Recipient shall not have any right in, to or with respect to any of the shares of Common Stock (including any voting rights or rights with respect to dividends) issuable under this Agreement until the shares are actually issued to Recipient.

3.

6.
No Dividends or Dividend Equivalent Rights. Recipient shall not be entitled to any dividends or dividend equivalent rights unless and until the PSUs vest and the shares underlying the PSUs are issued to Recipient.

7.	Nature of Grant. In accepting the grant, Recipient acknowledges that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)
the grant of the PSU is voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted repeatedly in the past, and all decisions with respect to future PSU grants, if any, will be at the sole discretion of the Company;

(c)
Recipient’s participation in the Plan shall not create a right to Continued Service with the Company or an Affiliate and shall not interfere with the ability the Company or an Affiliate to terminate Recipient’s service relationship at any time with or without cause;

(d)	Recipient is voluntarily participating in the Plan;

(e)
the PSU is an extraordinary benefit and is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or an Affiliate;

(f)
the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty, and if Recipient vests in the PSU and obtains shares of Common Stock, the value of those shares may increase or decrease in value; and

(g)
in consideration of the grant of the PSU, no claim or entitlement to compensation or damages shall arise from termination of the PSU or diminution in value of the PSU or shares of Common Stock acquired through vesting of the PSU resulting from termination of Recipient’s Continuous Service by the Company or an Affiliate (for any reason whatsoever) and Recipient irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Recipient shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

8.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the PSU and participation in the Plan or future PSUs that may be granted under the Plan by electronic means or to request Recipient consent to participate in the Plan by electronic means. Recipient hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

9.
Taxable Event. Recipient acknowledges that the issuance/vesting/settlement of the PSUs will have significant tax consequences to Recipient and Recipient is hereby advised to consult with Recipient’s own tax advisors concerning such tax consequences. A general description of the U.S. federal income tax consequences related to the PSUs is set forth in the Plan prospectus.

4.

10.
Amendment. Except as otherwise provided in the Plan, this Agreement may be amended only by a writing executed by the Company and Recipient which specifically states that it is amending this Agreement. Notwithstanding the foregoing, and except as otherwise provided in the Plan, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Recipient, and provided that no such amendment adversely affecting Recipient’s rights hereunder may be made without Recipient’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to Recipient, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

11.	Miscellaneous.

(a)
The rights and obligations of the Company under this Agreement will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)	Recipient agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

(c)
Recipient acknowledges that the PSU award granted to Recipient under the Plan, and its underlying shares of Common Stock, are subject to all general Company policies as amended from time to time, including the Company’s insider trading policies.

(d)
To the extent applicable, this Agreement and the PSUs shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Recipient may be eligible to receive under this Agreement shall be treated as a separate and distinct payment. Notwithstanding anything to the contrary in the Plan, if the PSUs constitute “deferred compensation” under Section 409A of the Code and Recipient is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of Recipient’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid (a) unless Recipient’s termination of Continuous Service is a “separation from service” and (b) before the date this six (6) months following the date of Recipient’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses.

12.
Severability. The provisions of this Agreement shall be deemed to be severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is held to be invalid or unenforceable under present or future laws effective

5.

during the term of this Agreement, such provision shall be fully severed, and in lieu thereof there shall automatically be added as part of this Agreement a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

13.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law.

14.	Irrevocable Arbitration of Disputes.

(a)
You and the Company agree that any dispute, controversy or claim arising hereunder or in any way related to this Agreement, its interpretation, enforceability, or applicability, that cannot be resolved by mutual agreement of the parties shall be submitted to binding arbitration. The parties agree that arbitration is the parties’ only recourse for such claims and hereby waive the right to pursue such claims in any other forum, unless otherwise provided by law. Any court action involving a dispute which is not subject to arbitration shall be stayed pending arbitration of arbitrable disputes.

(b)
You and the Company agree that the arbitrator shall have the authority to issue provisional relief. You and the Company further agree that each has the right, pursuant to California Code of Civil Procedure Section 1281.8, to apply to a court for a provisional remedy in connection with an arbitrable dispute so as to prevent the arbitration from being rendered ineffective.

(c)	Any demand for arbitration shall be in writing and must be communicated to the other party prior to the expiration of the applicable statute of limitations.

(d)
The arbitration shall be administered by JAMS pursuant to its Employment Arbitration Rules and Procedures. The rules may be found online at www.jamsadr.org. The arbitration shall be conducted in San Diego by a former or retired judge or attorney with at least ten (10) years’ experience in employment-related disputes, or a non-attorney with like experience in the area of dispute, who shall have the power to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The parties must mutually agree on the arbitrator. If the parties cannot agree on the arbitrator after their best efforts, an arbitrator will be selected from JAMS pursuant to its Employment Arbitration Rules and Procedures. The Company shall pay the costs of the arbitrator’s fees and all administrative costs of the arbitration in excess of any court filing fee Recipient would have incurred to initiate suit in court.

(e)
The arbitration will be decided upon a written decision of the arbitrator stating the essential findings and conclusions upon which the award is based. The arbitrator shall have the authority to award damages, if any, and attorneys’ fees and costs to the extent that they are available under applicable law(s). The arbitration award shall be final and binding, and may be entered as a judgment in any court having competent jurisdiction. Either party may seek review pursuant to California Code of Civil Procedure Section 1286, et seq.

6.

(f)
It is expressly understood that the parties irrevocably agree to arbitrate any dispute identified above and have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery only to those matters clearly relevant to the dispute. However, at a minimum, each party will be entitled to at least one (1) deposition and shall have access to essential documents and witnesses as determined by the arbitrator.

(g)	The provisions of this paragraph shall survive the expiration or termination of the Agreement, and shall be binding upon the parties.

15.
Data Privacy. Recipient hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Recipient’s participation in the Plan.

Recipient understands that the Company and its Affiliates may hold certain personal information about Recipient, including, but not limited to, Recipient’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Recipient’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Recipient understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these Data recipients may be located in Recipient’s country or elsewhere, and that the Data recipients’ country may have different data privacy laws and protections than Recipient’s country. Recipient understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. Recipient authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Recipient’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Recipient may elect to deposit any PSUs or shares of Common Stock. Recipient understands that Data will be held only as long as is necessary to implement, administer and manage Recipient’s participation in the Plan. Recipient understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting in writing the local human resources representative. Recipient understands, however, that refusing or withdrawing consent may affect Recipient’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Recipient understands that he or she may contact the local human resources representative.

16.
Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

7.

IN WITNESS WHEREOF, the Company and Recipient have executed this Agreement effective as of the Effective Grant Date.

	CALLAWAY GOLF COMPANY	RECIPIENT
By:

8.

EXHIBIT A
A “Change in Control” means the following and shall be deemed to occur if any of the following events occurs:
(a)    Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
(b)    Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or
(c)    Consummation by the Company of the sale, lease, exchange or other disposition (in one transaction or a series of related transactions) by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

(i)
a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii)
a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d)    The liquidation or dissolution of the Company.

9.

If required for purposes of compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A and the regulations thereunder.
The term “Substantial Cause” shall have the meaning ascribed such term in Recipient’s employment agreement with the Company and, if Recipient does not have an employment agreement with the Company defining such term, then “Cause” shall mean Recipient’s (1) failure to substantially perform his or her duties; (2) misconduct, including but not limited to, use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company; (3) conviction of, or plea of guilty or nolo contendere to, a felony; or (4) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency.
The term “Good Reason” shall have the meaning ascribed such term in Recipient’s employment agreement with the Company and, if Recipient does not have an employment agreement with the Company defining such term, then “Good Reason” shall mean (1) the Company’s material breach of any employment agreement between the Company and Recipient; (2) any material diminishment in the title, position, duties, responsibilities or status that Recipient had with the Company, as a publicly traded entity, immediately prior to the Change in Control; (3) any material reduction of Recipient’s base salary provided to Recipient immediately prior to the Change in Control; or (4) any requirement that Recipient relocate or any assignment to Recipient of duties that would make it unreasonably difficult for Recipient to maintain the principal residence Recipient had immediately prior to the Change in Control. Within ninety (90) days of the date Recipient knows, or should have known, that Recipient has Good Reason to resign his or her employment, Recipient shall notify the Company in writing of the Good Reason and Recipient’s intent to terminate his or her employment for Good Reason no earlier than thirty (30) days later. The Company shall then have thirty (30) days to cure the condition underlying Recipient’s notice or inform Recipient, in writing, of its intent not to do so. If the Company fails to cure the condition, or states that it does not intend to attempt to cure the condition underlying Recipient’s notice, then Recipient shall have the right to terminate for Good Reason no later than ninety (90) days following the expiration of the cure period or the written statement of intent not to cure.

10.

Exhibit B
Plan Overview
The [year 1] – [year 3] LTIP is a performance share unit (PSU) plan tied to the measurement of two equally weighted performance metrics: 1) Currency neutral Earnings Per Share (EPS), and 2) Relative Total Shareholder Return (rTSR). Fifty (50) percent of the target award will be tied to EPS achievement over a three-year performance period and the remaining fifty (50) percent of the target award will be tied to rTSR achievement over a 3-year performance period. Each year, a portion of the 50% based on EPS may “bank” based on cumulative achievement. Final vesting will not occur until the end of the three-year performance period. Banked awards cannot be decreased based on performance in subsequent years. The maximum banking is 50% of the three-year EPS target award after year 1 (i.e. 25% of the total target PSU award), and 80% of the three-year EPS target award after year 2 (i.e. 40% of the total target PSU award). As such, EPS based awards at or above 80% of target (i.e. 40% of the total target PSU award) can only be achieved if performance is at or above the three-year target EPS performance goal. There is no banking mechanism related to the rTSR metric. For purposes of clarity, this Agreement covers only the portion of the target award that is tied to EPS achievement. A separate Performance Unit Grant Agreement will cover the terms of the target award tied to rTSR achievement.
Performance Shares
A performance share unit is a contingent right to receive one share of Common Stock of the Company upon vesting of the award. The target number of performance share units is determined at the time of grant (after converting the target grant value to share units), and the performance share units are scheduled to vest on the third anniversary of the Effective Grant Date. The actual number of units that vest at the end of the three years can vary from 0% to 200% of target, based on combined achievement across the two company-wide performance objectives over the three-year period, as detailed below.
Performance Measures and Goals
Achievement will be determined using currency neutral Earnings Per Share (EPS) over a three-year performance period beginning [_________]. EPS shall mean: calculated EPS after taking into account extraordinary items including (a) extraordinary, unusual and/or non-recurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) purchase accounting adjustments and non-recurring transaction and transition costs related to a merger, acquisition, divestiture, joint venture, or other strategic transaction, or financing transaction (e) asset write-downs, (f) litigation or claims judgments or settlements, (g) any accruals for reorganization and restructuring programs, and (h) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report. Currency neutral shall mean the Company’s EPS in local currency translated at the Company’s budgeted foreign currency exchange rates as set forth below:

Budgeted Currencies
Type	1 Local = USD	1 US = Local	Type	1 Local = USD	1 US = Local
AUD			GBP
CAD			JPY
CNY			KRW
EUR			MXN

11.

The annual and cumulative currency neutral EPS targets and related award levels for each of the performance periods are summarized below. For years 1 and 2, goals above the target EPS level are not applicable since payout levels above 100% can only be achieved if the three-year cumulative EPS performance exceeds target. Further, the maximum award that can be achieved based solely on the first year’s performance is 50% of target EPS award (25% of the total target award) and the maximum award that can be achieved based on the combined performance in years 1 and 2 is 80% of target EPS award (40% of total target award).

Currency Neutral EPS Metrics
Year	Annual Currency Neutral EPS Target	Cumulative Currency Neutral EPS Goals and Award Levels(1)			Maximum Cumulative EPS Award
		Threshold (50% Award)	Target (100% Award)	Maximum(2) (200% Award)
1				n/a	50%
2				n/a	80%
3					200%
1 Award levels are interpolated between the specified goals on a straight line basis
2 Award levels above 100% are not available until the completion of the full three-year performance period

Annual and Cumulative Award Value Calculation Process
For illustrative purposes, assume the total target award value is 1,000 performance share units. Fifty percent (50%) of the total target award, 500 shares, will be measured against EPS metrics and performance.
YEAR 1

•	If actual currency neutral EPS performance does not reach the threshold currency neutral EPS level for year 1, no performance award is earned for year 1

•
Actual currency neutral EPS Performance at or above the year 1 threshold level up to the year 1 target level will determine the performance award level for year 1, with performance above target not rewarded in year 1

•	The interpolated year 1 performance achievement level will be multiplied by the target number of units and then by the cumulative payout cap for year 1 of 50%

•	A maximum of 25% of the total target award, 250 performance shares, may be earned and banked at the end of year 1 based on EPS performance
YEAR 2

•
If actual cumulative currency neutral EPS performance through year 2 does not exceed the threshold cumulative currency neutral EPS level for year 2, no incremental performance award is earned for year 2

•
Actual cumulative currency neutral EPS performance through year 2 at or above threshold cumulative currency neutral EPS level up to the cumulative year 2 target level will determine the cumulative performance award level through year 2, with performance above target not rewarded in year 2

•
The interpolated year 2 cumulative performance level will be multiplied by the target number of units and then by the cumulative award cap for year 2 of 80% to determine the cumulative performance award through year 2

•	If cumulative performance award through year 2 is less than or equal to the performance award earned in year 1, no additional incremental performance award is banked in year 2

12.

•	If cumulative performance award through year 2 exceeds the performance award earned in year 1, the banked amount increases to the year 2 performance award earned through year 2

•	The cumulative performance award earned through year 2 cannot exceed 80% of the three-year target EPS award

•	A maximum of 40% of the total target award, 400 performance shares, may be earned and banked at the end of year 2 based on cumulative EPS performance
YEAR 3

•
If actual cumulative currency neutral EPS performance through year 3 does not exceed the threshold cumulative currency neutral EPS level for year 3, no incremental performance award is earned for year 3, and the cumulative performance award earned through year 2 is the final number of shares earned under the plan

•
Actual cumulative currency neutral EPS Performance through year 3 at or above threshold cumulative currency neutral EPS level will determine the cumulative award payout level through year 3, up to a maximum of 200% of target EPS award

•	The interpolated year 3 cumulative performance payout level will be multiplied by the target number of shares to determine the cumulative performance award through year 3

•
If cumulative performance award through year 3 is less than or equal to the cumulative performance award earned through year 2, no additional incremental performance award is earned in year 3, and the cumulative performance award earned through year 2 is the final number of shares earned under the plan

•	If cumulative performance award through year 3 exceeds the cumulative performance award earned through year 2, the cumulative award earned will be increased based on the year 3 performance level

•
Cumulative performance award earned through year 3 cannot exceed 200% of the three-year target number of shares of the EPS award. A maximum of 100% of the total target award, 1,000 performance shares, may be earned based on cumulative EPS performance.

Sample Overall Award Calculation Summary
Target Performance Share Unit Grant:    1,000 units

•	500 Units tied to EPS performance

•	500 Units tied to rTSR performance
Cumulative EPS Performance:    125% to target

•	Performance level 125% * 500 Units = 625 Units awarded

Relative TSR Performance:    55th Percentile = 120% to target

•	Performance level 120% * 500 Units = 600 Units awarded

Total Award:

625 EPS Units + 600 rTSR Units = 1,225 Total Units (122.5% of total target)

13.